EXHIBIT 4
                                                                ---------


                            BP DIRECT ACCESS PLAN
                            ---------------------

   This BP Direct Access Plan amended and restated effective May 1, 2001 (the "Plan").

                               R E C I T A L S
                               ---------------

   WHEREAS, the purpose of the Plan is to strengthen the customer base and community relations programs of BP Company North America Inc., a Delaware corporation (the "Company"), a company with major subsidiary operations in North America, by providing its United States and Canadian constituencies a convenient and direct means of purchasing and reinvesting in BP p.l.c. ("Parent") Ordinary Shares in the form of American Depositary Shares;

   WHEREAS, Parent has changed its name from BP Amoco p.l.c. and the Company has changed its name from BP Amoco Company; and

   WHEREAS, the Company desires to amend and restate the BP Amoco Direct Access Plan as the BP Direct Access Plan and to reflect the corporate name changes described above and other modifications.

   NOW, THEREFORE:

   ARTICLE I   DEFINITIONS

   The terms defined in this Article I shall, for all purposes of the Plan, have the meanings set forth below. A pronoun in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

   ADMINISTRATOR

   The term "Administrator" shall mean the individual (who may be an employee of the Company or a subsidiary of the Company), bank, trust company or other entity (including the Company or a subsidiary of the Company) appointed from time to time by the Company to act as the Administrator of the Plan.

   ADR

   The term "ADR" shall mean an American Depositary Receipt in certificated form evidencing one or more ADS Shares.

   ADS SHARE

   The term "ADS Share" shall mean an American Depositary Share representing the right to receive the established number of Ordinary Shares, as issued in accordance with the Deposit Agreement.


   BANK ACCOUNT

   The term "Bank Account" shall mean an account at any bank, savings or other financial institution for which a Participant has provided an effective Electronic Funds Transfer Instruction to the Company or the Administrator.

   BUSINESS DAY

   The term "Business Day" shall mean any weekday on which the Administrator conducts normal business operations, exclusive of U.S. federal banking holidays.

   COMPANY

   As defined in the introduction to the Recitals.

   DEPOSIT AGREEMENT

   The term "Deposit Agreement" shall mean the deposit agreement among Parent, the Depositary and the holders of ADS Shares, as in effect from time to time.

   DEPOSITARY

   The term "Depositary" shall mean Morgan Guaranty Trust Company of New York, as depositary, or any successor then serving as depositary under the Deposit Agreement, and, when referring to the "records of the Depositary," shall include any Person engaged by the Depositary as a transfer agent or other record keeper.

   DEPOSITED SECURITIES

   The term "Deposited Securities" as of any time shall mean all Ordinary Shares (or evidence of rights to receive Ordinary Shares) at such time deposited under the Deposit Agreement and any and all other Ordinary Shares, securities, property and cash received at any time by the Depositary or its agent in respect or in lieu of such deposited Ordinary Shares and other Ordinary Shares (or evidence of rights to receive Ordinary Shares), securities, property and cash at such time held under the Deposit Agreement.

   DIVIDEND

   The term "Dividend" shall mean cash dividends paid on the ADS Shares.

   DIVIDEND PAYMENT DATE

   The term "Dividend Payment Date" shall mean the date on which a Dividend is paid.

   DIVIDEND REINVESTMENT

   The term "Dividend Reinvestment" shall mean the purchase of ADS Shares with the Dividends received by the Administrator for Reinvesting Accounts.

   EFFECTIVE DATE

   The term "Effective Date" shall mean May 1, 2001.

   ELECTRONIC FUNDS TRANSFER INSTRUCTION

   The term "Electronic Funds Transfer Instruction" shall mean the documentation that the Company or the Administrator shall require to be completed and received prior to taking electronic debits from and/or making electronic credits to a Bank Account.

   ENROLLMENT FORM

   The term "Enrollment Form" shall mean the documentation required prior to participation in the Plan or at any time as the Administrator or the Company may require to complete or update Plan records. The term shall include electronic and voice communications acceptable to the Administrator and/or the Company.

   EXCHANGE ACT

   The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

   EX-DIVIDEND DATE

   The term "Ex-Dividend Date" shall mean the date as of which the ADS Shares are subject to transfer without dividend rights to the transferee, as published by the New York Stock Exchange.

   INDEPENDENT AGENT

   The term "Independent Agent" shall mean an agent independent of Parent and its subsidiaries, including the Company, who satisfies applicable legal requirements (including without limitation applicable rules or regulations promulgated under the Exchange Act) and who has been selected by the Administrator, pursuant to Section 8.3, to serve as an Independent Agent for purposes of making Open Market purchases and sales of ADS Shares for the Plan.

   INELIGIBLE FUNDS

   The term "Ineligible Funds" shall mean as of any date, with respect to any Initial Cash Investments, Optional Cash Investments and Dividends received or held by the Administrator from or on behalf of any Participant, any portion of such funds which the Administrator is required to pay to such Participant pursuant to Section 5.5-1 or 5.6-1 as of such date.

   INELIGIBLE PERSON

   The term "Ineligible Person" shall mean a Person whose country of residence, as certified to the Company or the Administrator for Plan purposes, is a country other than the United States, its territories and possessions, or Canada.

   INITIAL CASH INVESTMENT

   As defined in Section 2.2-1.

   INVESTMENT DATE

   The term "Investment Date" shall mean the date selected by the Administrator, or if it is not an Independent Agent, by an Independent Agent, on which ADS Shares are purchased in the Open Market for the Plan with Initial Cash Investment funds and/or Optional Cash
   Investment funds.

   MARKET PURCHASE PRICE

   The term "Market Purchase Price" shall mean the weighted average price per ADS Share purchased in the Open Market for the Plan on the relevant Investment Date.

   MARKET SALE PRICE

   The term "Market Sale Price" shall mean the weighted average price per ADS Share sold in the Open Market for the Plan on the relevant sale date, minus the per share amount of the fees and expenses incurred by the subject Plan Account in effecting such sale.

   OPEN MARKET

   The term "Open Market" shall mean any securities exchange on which the ADS Shares are traded, the over-the-counter market or negotiated transactions, excluding negotiated transactions with Parent or its affiliates, including the Company.

   OPTIONAL CASH INVESTMENT

   As defined in Section 2.4.

   ORDINARY SHARES

   The term "Ordinary Shares" shall mean the ordinary shares, current nominal value U.S. $0.25 each, of Parent.

   PARENT

   As defined in the Recitals.

   PARTICIPANT

   The term "Participant" shall mean (a) any person who has met the requirements of Sections 2.1 and 2.2-1 regarding enrollment and investment and has not revoked such elections and (b) any investor with a Plan Account as of the Effective Date.

   PERSON

   The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate or unincorporated organization.

   PLAN

   As defined in the introduction to the Recitals.

   PLAN ACCOUNT

   The term "Plan Account" shall mean, as to any Participant, the account maintained by the Administrator and/or the Company recording his Plan Shares and any cash held by the Administrator pending investment for, or payment to, such Participant.

   PLAN SHARES

   The term "Plan Shares" shall mean, as to any Participant, all ADS Shares held in such Participant's name on the records of the Administrator and credited to his Plan Account, regardless of whether evidenced by one or more ADRs or evidenced solely by book entry on the records of the Administrator.

   PROSPECTUS

   The "Prospectus" shall mean the prospectus contained in Parent's registration statement filed with the Securities and Exchange
   Commission with respect to the Plan at the time such registration statement becomes effective, or as may be amended or supplemented from time to time thereafter.

   RECORD DATE

   The term "Record Date" shall mean the date established by Parent's Board of Directors or the Depositary to determine Record Shareholders for the purpose designated by the Board of Directors, such as entitlement to receive a Dividend or to vote.

   RECORD SHAREHOLDER

   The term "Record Shareholder" shall mean the Person whose name and taxpayer identification or social security number, where applicable, are shown on the records of the Depositary as owning ADS Shares; provided that each Participant shall be deemed a Record Shareholder with respect to the whole ADS Shares allocable to his Plan Account on the relevant Record Date for the purpose of determining who is entitled to act as proxy of the Depositary to attend, vote and speak at a meeting of Parent in respect of the Deposited Securities represented by such ADS Shares, as provided in the Deposit Agreement.

   RECORD SHARES

   The term "Record Shares" shall mean all ADS Shares shown on the records of the Depositary as owned by any Record Shareholder other than the Administrator, in its capacity as Administrator, whether evidenced by ADRs or solely by book entry on the records of the Depositary.

   REINVESTING ACCOUNT

   The term "Reinvesting Account" shall mean a Plan Account (a) for which the Participant has expressly elected Dividend Reinvestment, or (b) for which the Participant has not submitted an Electronic Funds Transfer Instruction or (c) for which the most recently submitted Electronic Funds Transfer Instruction is not valid or usable.

   REINVESTMENT FUND

   The term "Reinvestment Fund" shall mean the total amount of Dividends allocable to Reinvesting Accounts for a given Dividend Payment Date, less applicable withholdings and deductions required by law, and paid to the Administrator on behalf of such Reinvesting Accounts.

   STREET NAME BENEFICIAL OWNER

   The term "Street Name Beneficial Owner" shall mean any Person, other than a Participant, who has the authority to direct the voting and/or disposition of ADS Shares registered on the records of the Depositary, not in his name, but in the name of a third party bank, broker, nominee or trustee.

   TRANSACTION REQUEST

   The term "Transaction Request" shall mean the documentation that the Administrator shall require to be completed and received prior to a Participant's purchase, gift, sale or transfer of Plan Shares, the provision of ADRs for ADS Shares held in book entry form or termination of Plan participation. The term shall include electronic and voice communications acceptable to the Administrator and/or the Company.

   ARTICLE II - ENROLLMENT, INVESTMENT AND DIVIDEND PAYMENT ELECTION

   SECTION 2.1 ELIGIBILITY
   -----------------------
   Any Person, whether or not a Record Shareholder, may apply to participate in the Plan. Notwithstanding any other provision of this Plan document, if the applicant is an Ineligible Person, his application will be denied and he will be so advised.

   SECTION 2.2 ENROLLMENT AND INITIAL INVESTMENT
   ---------------------------------------------

   SECTION 2.2-1 ENROLLMENT PROCEDURE
   ----------------------------------

   A Person may elect to participate in the Plan by completing and returning to the Administrator a completed Enrollment Form and (a) in the case of a Record Shareholder submitting to the Administrator three
   (3) or more ADS Shares in form acceptable to the Administrator, accompanied by such documentation and stock powers as the Administrator may require, or (b) in the case of any Person, by making an Initial Cash Investment of an amount equal to at least $250 but not to exceed $150,000, by personal check or money order payable to the Administrator (such initial cash payment is herein referred to as an "Initial Cash Investment"). A Street Name Beneficial Owner may enroll in the Plan by having a minimum of three (3) ADS Shares re-registered in his own name and then following the Record Shareholder procedure set forth in (a) above.

   SECTION 2.2-2 PLAN TREATMENT OF RECORD SHARES
   ---------------------------------------------

   All Record Shares acquired by a Participant outside of the Plan, before or after the establishment of his Plan Account, that are recorded on the records of the Depositary in the exact same name as such Participant's Plan Account shall automatically be treated as Plan Shares in such Plan Account, without regard to whether the Participant submits a separate Enrollment Form for such shares to the Administrator.

   SECTION 2.3 OPTIONAL DEPOSITS OF ADS SHARES
   -------------------------------------------

   After the establishment of a Plan Account as provided in Section 2.2, a Participant may deposit any number of additional Record Shares over which he has dispositive authority into his existing Plan Account by submitting to the Administrator such shares, in form acceptable to the Administrator, accompanied by such documentation as the Administrator may require. A Street Name Beneficial Owner who is also a Participant may deposit additional Record Shares to his Plan Account by first having the Record Shares re-registered in his own name.

   SECTION 2.4 OPTIONAL CASH INVESTMENTS
   -------------------------------------

   A Participant may elect to make occasional or ongoing cash payments to the Plan for the purchase of additional Plan Shares at any time or from time to time by personal check or money order payable to the Administrator, or by electronic funds transfer under Section 2.5 to the Administrator (such optional cash payment is herein referred to as an "Optional Cash Investment"); provided, however, that any personal check or money order must be accompanied by, and any electronic funds transfer must be preceded by, documentation acceptable to the Administrator. At the election of the Participant, ongoing Optional Cash Investments by electronic funds transfer may be made on a regular basis on the first or fifteenth day of each month (or, if such day is not a Business Day, on the next Business Day).

   Any Participant who elects to make Optional Cash Investments must invest at least $50 for any single investment. The sum of any Initial Cash Investment plus all Optional Cash Investments made by any Participant in any calendar year shall not exceed $150,000. In the event that a check is returned because of nonsufficient funds to cover the check, a fee shall be charged to the Participant per published fee schedules, and the Administrator shall so advise the Participant of the returned check and of the Administrator's resulting inability to execute the transactions requested.

   SECTION 2.5 INVESTMENT VIA ELECTRONIC DEBIT
   -------------------------------------------

   A Participant may elect to have Optional Cash Investments transmitted to the Administrator via electronic debit from his Bank Account. The Participant must first complete and return to the Administrator a valid, usable Electronic Funds Transfer Instruction. A Participant may thereafter change the Bank Account being debited by delivering a new, completed valid and usable Electronic Funds Transfer Instruction to the Administrator.

   In the case of ongoing Optional Cash Investments, a Participant's Bank Account will be debited on the first or the fifteenth of each month, as directed by the Participant, and invested in ADS Shares within three (3) Business Days. In the event that at any time the designated electronic transfer route or Bank Account proves unusable for any reason, the Administrator shall so advise the Participant of the failed transmission and of the Administrator's resulting inability to execute the transaction requested. In the event that a debit fails because the Bank Account has nonsufficient funds to cover the requested debit, a separate fee shall be charged to the Participant per published fee schedules, and the Administrator shall so advise the Participant.

   SECTION 2.6 DIVIDEND PAYMENT METHOD
   -----------------------------------

   Absent any election by a Participant to the contrary, all Dividends allocable to a Participant's Plan Shares will be reinvested in additional ADS Shares and credited as Plan Shares to his Plan Account pursuant to the provisions of the Plan.

   A Participant may, however, elect to have the Dividends allocable to all or any portion of his Plan Shares sent by electronic funds transfer to his Bank Account by completing, signing and returning to the Administrator a valid, usable Electronic Funds Transfer
   Instruction. A Participant may change the Bank Account being credited by delivering a new, valid and usable Electronic Funds Transfer Instruction to the Administrator.

   In the event that the designated electronic funds transfer route or Bank Account identification proves unusable for any reason, the Administrator shall mail a check for the subject Dividend via first class mail to the Participant's address of record with an advice of the failed transmission and of the resulting inability to execute the deposit of Dividend funds. Thereafter, until the Participant provides a valid, usable Electronic Funds Transfer Instruction, all Dividends allocable to the subject Plan Shares shall be reinvested in additional ADS Shares, and the relevant Plan Account shall be deemed a Reinvesting Account. Except as described in this Section 2.6, Dividends allocable to Plan Shares will not be paid by check.

   ARTICLE III   ADS SHARE PURCHASE PROCEDURES

   SECTION 3.1 INITIAL CASH INVESTMENTS AND OPTIONAL CASH INVESTMENTS
   ------------------------------------------------------

   On each Investment Date, the Administrator shall, or if it is not an Independent Agent shall cause an Independent Agent to, purchase in the Open Market the whole number of ADS Shares equal to (a) the amount of Initial Cash Investment funds and/or Optional Cash Investment funds received by the Administrator from Participants for investment on the relevant Investment Date, minus any Ineligible Funds and any applicable fees, divided by (b) the Market Purchase Price for the relevant Investment Date.

   The Administrator shall credit to the Plan Account of each investing Participant for such Investment Date the Participant's proportionate interest in the ADS Shares so purchased. The total cost incurred by the Plan Account for this purchase will be the Market Purchase Price multiplied by the number of ADS Shares so credited.

   SECTION 3.2 DIVIDEND REINVESTMENT
   ---------------------------------

   On or before each Dividend Payment Date, pursuant to its established practice, the Depositary shall remit to the Administrator the Reinvestment Fund for investment on behalf of Reinvesting Accounts in ADS Shares purchased in the Open Market. The Administrator shall, or if it is not an Independent Agent shall cause an Independent Agent to, purchase in the Open Market the whole number of ADS Shares equal to
   (a) the amount of the Reinvestment Fund for the relevant Dividend Payment Date divided by (b) the Market Purchase Price applicable to the Dividend Reinvestment for the relevant Dividend Payment Date.

   The Administrator shall credit to each Reinvesting Account the relevant Participant's proportionate interest in the ADS Shares so purchased. The total cost incurred by the Reinvesting Account for this purchase will be the Market Purchase Price multiplied by the number of ADS Shares so credited.

   ARTICLE IV   SALES, TRANSFERS AND TERMINATION

   SECTION 4.1 SALES
   -----------------

   A Participant may request, at any time, that all or any number of the whole ADS Shares allocable to his Plan Account be sold by delivering to the Administrator a completed Transaction Request.

   The Administrator shall forward sale instructions from Participants to the Independent Agent. The Independent Agent shall make such sales pursuant to the provisions of Section 5.5 and in accordance with general commercial law, stock transfer requirements and federal and state securities laws. As soon as practicable following the receipt of proceeds from any resulting sale (but no later than fifteen (15) Business Days following receipt by the Administrator of the sale instructions), the Administrator shall mail by first class mail to such Participant at his address of record a transaction notice and a check for the Market Sale Price for the relevant sale date multiplied by the number of ADS Shares so sold, less any applicable fees and expenses and/or withholdings required by law.

   SECTION 4.2 TRANSFERS TO A PLAN ACCOUNT
   ---------------------------------------

   A Participant may elect to transfer to the Plan Account of any Person
   (a) any number of Plan Shares (provided that fractional Plan Shares may be transferred only in connection with the termination of the transferor's Plan Account) or (b) any number of Record Shares over which the transferor Participant has dispositive authority. All shares so transferred shall be credited to the transferee Plan Account and evidenced by book entry on the records of the Administrator.

   Such transfer may be effected by the Participant by delivering to the Administrator a completed Transaction Request, Enrollment Form (if the transferee is not already a Participant) and any other documentation required by the Administrator. The Administrator shall deliver a transaction notice to each such transferor and transferee advising of the subject transaction.

   SECTION 4.2-1 TRANSFEREE ALREADY A PARTICIPANT
   ----------------------------------------------

   If the transferee is already a Participant as of the date on which Plan Shares are to be credited under this Section 4.2 to his Plan Account, the payment of Dividends allocable to such transferred Plan Shares shall be made according to the method then in effect with respect to the transferee's Plan Account.

   SECTION 4.2-2 TRANSFEREE NOT ALREADY A PARTICIPANT
   --------------------------------------------------

   If the transferee is not already a Participant as of the date on which Plan Shares are to be credited under this Section 4.2 to his Plan Account, the Administrator shall open a Plan Account in the name of the transferee using the information provided by the transferor, and the Administrator shall send the transferee a Prospectus and any related documentation as soon as reasonably practicable, whereupon the transferee will be eligible to submit Optional Cash Investments to the Plan. Absent direction to the contrary from the transferee, such transferee's Plan Account shall be a Reinvesting Account.

   SECTION 4.3 TRANSFERS OUTSIDE THE PLAN
   --------------------------------------

   A Participant may request, at any time, that all or any number of the whole ADS Shares allocable to his Plan Account be withdrawn from the Plan and transferred as Record Shares to any Person by delivering to the Administrator a completed Transaction Request and any other documentation required by the Administrator. If the transferee is the Participant or another Participant in the Plan, the Record Shares must be registered in a different name than such Participant's Plan Account.

   The Administrator shall promptly mail by first class mail to such Participant at his address of record evidence of the Record Shares being issued as a result of the requested transaction. Fractional Plan Shares may not be transferred outside the Plan.

   SECTION 4.4 PARTICIPANT REQUEST TO TERMINATE PLAN PARTICIPATION
   ---------------------------------------------------------------

   If a Participant requests to terminate his participation in the Plan, the Administrator shall, unless otherwise instructed, transfer all whole ADS Shares allocable to the subject Plan Account to the

   Participant, and such ADS Shares will become Record Shares. Fractional Plan Shares will be liquidated, and a check for their cash value, determined by proration of the Market Sale Price as of the relevant sale date, minus any applicable fees and expenses and/or withholdings required by law, will be remitted to the Participant by first class mail at his address of record, along with evidence of the number of whole ADS Shares previously allocable to such Plan Account.

   SECTION 4.5 TERMINATION OF A PLAN ACCOUNT BY THE COMPANY
   --------------------------------------------------------

   A Plan Account must contain at least three (3) whole ADS Shares at all times. If a Plan Account does not contain at least three (3) whole ADS Shares, the Plan Account may be terminated by the Company in its sole discretion if, within three (3) months after written notice is mailed to the Participant at his address of record, such Participant fails to invest such additional funds as may be needed to achieve the three (3) whole ADS Share minimum ownership.

   Upon such termination, the Administrator shall, unless otherwise instructed, transfer all whole ADS Shares allocable to the subject Plan Account to the Participant, and such ADS Shares shall become Record Shares. Fractional Plan Shares will be liquidated, and a check for their cash value, determined by proration of the Market Sale Price as of the relevant sale date, minus any applicable fees and expenses and/or withholdings required by law, will be remitted to the Participant by first class mail at his address of record, along with a notice of such termination and evidence of the number of whole ADS Shares previously allocable to such Plan Account. Dividends paid thereafter on such Record Shares shall be transmitted via check or, where electronic funds transfer was the Dividend payment method under the terminated Plan Account, via electronic funds transfer.

   SECTION 4.6 SALE UPON PLAN ACCOUNT TERMINATION
   ----------------------------------------------

   In the event that a Participant advises the Administrator of his desire to sell or transfer all or a portion of the ADS Shares allocable to his Plan Account upon the termination of his Plan Account (whether by the Participant or by the Company), he may do so pursuant to the relevant provisions of Section 4.1, 4.2 or 4.3.

   ARTICLE V   INVESTMENT PROCEDURES AND ACCOUNTING

   SECTION 5.1  REGISTRATION OF ADS SHARES UNDER THE PLAN
   ------------------------------------------------------

   All ADS Shares purchased by the Administrator for the Plan and all Plan Shares evidenced by book entry on the records of the Administrator shall be registered on the records of the Depositary in the name of the Administrator or a nominee selected by the Administrator. A Participant may at any time submit ADRs evidencing

   ADS Shares for safekeeping by the Administrator. ADRs so submitted to the Administrator for deposit to the Plan shall be credited to the Participant's Plan Account and evidenced by book entry on the records of the Administrator. Plan Shares evidenced by ADRs issued to a Participant shall be registered on the records of the Depositary in the name of the Participant.

   SECTION 5.2  COMMINGLING OF ASSETS
   ----------------------------------

   For the purpose of making, or causing to be made, purchases and sales of ADS Shares for the Plan, the Independent Agent shall be entitled to commingle a Participant's funds or the ADS Shares held on behalf of a Participant with the funds or ADS Shares, respectively, held on behalf of all other Participants.

   SECTION 5.3  PLAN ACCOUNT STATEMENTS
   ------------------------------------

   The Administrator shall send to each Participant an annual written statement reflecting the number of Plan Shares held in his Plan Account and all Plan Account activity during the relevant calendar year. The Administrator shall also send quarterly statements for all Reinvesting Accounts and, following each debit or credit of ADS Shares evidenced by book entry on the records of the Administrator, shall send a transaction notice to the affected Participant.

   SECTION 5.4  SHARE SPLITS, IN-KIND DISTRIBUTIONS AND RIGHTS OFFERINGS
   ---------------------------------------------------------------------

   Any ADS Shares distributed as an in-kind distribution or share split on Plan Shares shall be credited to Plan Accounts and evidenced by book entry on the records of the Administrator. The Administrator shall credit to each Plan Account the number of ADS Shares which represents the subject Participant's proportionate interest in the ADS Shares so distributed to the Plan.

   Any rights distributed in respect of the Ordinary Shares or other Deposited Securities, which are made available to the holders of the ADS Shares pursuant to the Deposit Agreement, shall be allocated to the Plan Accounts of the respective Participants in proportion to the number of Plan Shares held in their Plan Accounts. If any such rights are not made available to the holders of the ADS Shares and are instead disposed of pursuant to the Deposit Agreement, the proceeds of such disposition shall be allocated among and distributed to the Participants in the same manner. All communications in respect of such rights shall be distributed to the Participants pursuant to
   Section 6.2. The Administrator and the Company may establish additional administrative procedures for such rights as may be required.

   SECTION 5.5  TIMING OF INVESTMENTS AND SALES
   --------------------------------------------

   SECTION 5.5-1  INVESTMENTS AND PAYMENT OF UNINVESTED FUNDS
   ----------------------------------------------------------

   The Administrator shall, or if it is not an Independent Agent shall arrange with the Independent Agent to, purchase ADS Shares for the Plan at least twice per week. The Administrator shall, or if it is not an Independent Agent shall cause the Independent Agent to, use its best efforts to invest Initial Cash Investments and Optional Cash Investments within five (5) Business Days of the Administrator's receipt of same and to invest the Reinvestment Fund within thirty (30) days of the relevant Dividend Payment Date, except in each case where deferral is necessary to comply with applicable federal or state securities laws. Any Optional Cash Investments and Initial Cash Investments not invested in ADS Shares within thirty-five (35) days of receipt by the Administrator, and any Dividends not invested in ADS Shares within thirty (30) days of the relevant Dividend Payment Date shall be promptly sent by first class mail to the relevant Participants or, in the case of Initial Cash Investments, to the submitting Person at his address of record.

   SECTION 5.5-2  SALES
   --------------------

   The Administrator shall, or if it is not an Independent Agent shall cause the Independent Agent to, sell ADS Shares allocable to any Plan Account as soon as practicable following the Administrator's receipt of a direction from a Participant to do so, but no later than the end of the calendar week following receipt of such a direction.

   SECTION 5.5-3  NO INTEREST
   --------------------------

   No interest shall be paid on (a) Initial Cash Investments, Optional Cash Investments or Dividends held pending investment or return to the relevant Participant or submitting Person, as the case may be, or (b) sale proceeds pending payment to the relevant Participant.

   SECTION 5.5-4  INTERRUPTED INVESTMENT ACTIVITY
   ----------------------------------------------

   In the event that any exchange upon which ADS Shares are traded shall be closed for more than two (2) consecutive Business Days and this closure impairs or precludes the Administrator's ability to comply with the purchase and sale requirements set forth above, the timing requirements of this Section 5.5 shall be waived for the period of such closure, and the Administrator shall resume its investment activities for the Plan promptly upon the reopening of such exchange.

   SECTION 5.6  TIMELY RECEIPT OF INSTRUCTIONS
   -------------------------------------------

   SECTION 5.6-1  INSTRUCTION TO CANCEL OR MODIFY CASH INVESTMENT
   --------------------------------------------------------------

   If, fewer than two (2) Business Days in advance of the Administrator's scheduled Investment Date, the Administrator receives an instruction to stop all or any portion of an Initial Cash Investment or Optional Cash Investment previously delivered to the Administrator, such funds will be invested in Plan Shares for the Participant's Plan Account.
   If such request is received two (2) or more Business Days in advance of the Administrator's scheduled Investment Date, such funds shall not be invested in ADS Shares and shall be paid, without interest, to the Participant.

   SECTION 5.6-2  DIVIDEND PAYMENT METHOD CHANGE
   ---------------------------------------------

   In order to be effective for a particular Dividend, a request to change a Dividend payment method must be received by the Administrator no later than two (2) Business Days before the relevant Dividend Record Date.

   SECTION 5.6-3  EX-DIVIDEND DATE AND INSTRUCTIONS TO TRANSFER
   ------------------------------------------------------------

   If (a) the Administrator receives an instruction for the transfer of Plan Shares on or after an Ex-Dividend Date but before the related Dividend Payment Date, or (b) a transfer occurs on or after an Ex-Dividend Date but before the related Dividend Payment Date, any such transfer shall be processed without Dividend rights to the transferee of the shares. As soon as practicable following the receipt of Dividends allocable to such Plan Shares, the Administrator shall, in accordance with the transferor Participant's applicable Dividend payment method, either (a) reinvest the Dividend (and then, if the transferor Participant's Plan Account has been terminated, shall sell the Plan Shares so purchased, remitting to the Participant a check for the Market Sale Price for the relevant trading day multiplied by the number of Plan Shares so sold, less any applicable fees and expenses and/or withholdings required by law), or (b) transmit the Dividend to the transferor Participant's Bank Account via electronic funds transfer.

   SECTION 5.6-4 EX-DIVIDEND DATE AND TERMINATION OF PLAN PARTICIPATION
   --------------------------------------------------------------------

   If the Administrator receives a request to terminate participation in the Plan and the request is received on or after an Ex-Dividend Date but before the related Dividend Payment Date, the termination shall be processed promptly and the Plan Shares transferred to the Participant as Record Shares. As soon as practicable following the receipt of

   Dividends allocable to the transferred Plan Shares, the Administrator, in accordance with the terminating Participant's applicable Dividend payment method, shall arrange either (a) to reinvest the Dividend and register the ADS Shares so purchased as Record Shares, or (b) to transmit the Dividend to the Participant via electronic funds transfer, or failing that, by check. After termination, Dividends will be paid and transmitted via check, or where electronic funds transfer was the Dividend payment method for the terminated Plan Account, via electronic funds transfer. Record Shares will not be eligible for Dividend Reinvestment unless and until the Record Shareholder again enrolls in the Plan.

   SECTION 5.6-5  CANCELLATION OF INSTRUCTION TO SELL OR TRANSFER
   --------------------------------------------------------------

   In order to be effective, an instruction canceling or modifying a previously received request to sell or transfer Plan Shares must be received by the Administrator no later than the same Business Day on which the original request was received.

   SECTION 5.7  REQUESTS FOR CERTIFICATES
   --------------------------------------

   A Participant may, at any time or from time to time, by submitting a Transaction Request, request an ADR for all or any number of the whole ADS Shares allocable to his Plan Account. Such ADS Shares shall remain Plan Shares. All requests will be processed promptly by the Administrator, and in no event later than thirty (30) days after the date on which the order is received, except where deferral is necessary under applicable state laws or regulations. The Administrator shall promptly mail the requested ADR(s), registered in the same name as the Participant's Plan Account, by first class mail to such Participant at his address of record.

   SECTION 5.8 FRACTIONAL PLAN SHARES
   ----------------------------------

   Fractional Plan Shares shall in all cases be evidenced solely by book entry on the records of the Administrator. Fractional Plan Shares will not have voting rights but will accrue Dividends on a proportionate basis. Fractional Plan Shares will not be liquidated except upon termination of a Plan Account (whether by the Participant or by the Company) or the termination of the Plan. Upon such termination, a check for the value of the fractional Plan Shares determined by proration of the Market Sale Price for the relevant sale date, minus any applicable fees and expenses and/or withholdings required by law, will be remitted to the Participant by first class mail to his address of record.

   SECTION 5.9 TELEPHONE CALLS
   ---------------------------
   In the interests of security and quality control, telephone calls between any Person or Participant and the Administrator, Parent or the Company may from time to time be recorded.

   ARTICLE VI   PARTICIPANTS AS SHAREHOLDERS

   SECTION 6.1  SHAREHOLDERS
   -------------------------

   Each Participant shall be deemed a Record Shareholder with respect to the whole ADS Shares allocable to his Plan Account.

   SECTION 6.2  COMMUNICATIONS AND VOTING
   --------------------------------------

   The Administrator shall distribute to each Participant notices of meetings, proxy forms and other communications distributed to holders of ADS Shares. Each Participant shall be entitled to act as proxy for the Depositary to attend, vote and speak at meetings of Parent in respect of the Ordinary Shares and other Deposited Securities represented by the whole ADS Shares that are allocable to the Plan Account of such Participant as of the relevant Record Date. Each Participant may either attend, vote and speak at such meetings or appoint any other Person, including the Administrator or the Depositary, as its substitute proxy to vote on its behalf. Neither the Administrator nor the Depositary shall exercise any discretion as to voting on behalf of a Participant except pursuant to a valid proxy from such Participant.

   SECTION 6.3 SOLICITATION
   ------------------------

   Solicitation of the exercise of Participants' voting rights under a proxy or consent provision applicable to all beneficial holders of Ordinary Shares shall be permitted. Solicitation of the exercise of Participants' tender or exchange offer rights shall also be permitted. The Administrator shall notify Participants of each occasion for the exercise of their voting rights or rights with respect to a tender offer or exchange offer within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to Record Shareholders regarding the exercise of such rights.

   ARTICLE VII - PLAN ADMINISTRATION

   SECTION 7.1 RULES AND REGULATIONS
   ---------------------------------
   The Company may from time to time adopt such administrative rules and regulations concerning the Plan as it deems necessary or desirable for the administration of the Plan. The Company shall have the power and authority to interpret the terms and the provisions of the Plan and shall interpret and construe the Plan and reconcile any inconsistency or supply any omitted detail in a manner consistent with the general terms of the Plan and applicable law.

   SECTION 7.2 COSTS
   -----------------

   All brokerage fees and expenses associated with share purchases, costs of mailings, materials and administration of the Plan shall be paid by the Company. Brokerage commissions on sales, applicable taxes and certain other Plan fees and charges incurred in connection with transactions under the Plan shall be borne by the Participants, pursuant to the schedule adopted by the Company from time to time and set forth in the Prospectus and/or related marketing documentation.

   SECTION 7.3 NO CONTROL
   ----------------------

   None of Parent, the Company, the Administrator (unless it is an Independent Agent) or any Participant shall have any authority or power to direct the time or price at which ADS Shares may be purchased or sold, the markets on which such shares are to be purchased or sold (including on any securities exchange, in the over-the-counter market or in negotiated transactions) or the selection of the broker or dealer through or from whom transactions may be made, except that such transactions shall be made in accordance with the terms and conditions of the Plan.

   SECTION 7.4 SOURCE OF ADS SHARES
   --------------------------------

   Dividends paid with respect to Reinvesting Accounts, Initial Cash Investments and Optional Cash Investments shall be invested only in ADS Shares purchased in the Open Market.

   SECTION 7.5 OPEN MARKET TRANSACTIONS
   ------------------------------------

   Purchases and sales of ADS Shares on the Open Market may be executed upon the terms and subject to the conditions respecting price and delivery as the Independent Agent determines to be appropriate.

   SECTION 7.6 MODIFICATION AND TERMINATION OF THE PLAN BY THE COMPANY
   -------------------------------------------------------------------

   The Company may at any time and from time to time, at is sole option, modify, amend or terminate the Plan, in whole, in part or in respect of Participants in one or more jurisdictions; provided, however, no such amendment shall result in a distribution to Parent or to the Company of any amount credited to the Plan Account of any Participant.

   Upon complete termination of the Plan, the ADS Shares held in the Plan Account of each Participant (or in the case of partial termination of the Plan, the Plan Account of each affected Participant) shall be transferred to the Participants as Record Shares. The Administrator shall send each affected Participant prior written notice of such Plan or Plan Account termination and of the transfer of Plan Shares to Record Shares. Fractional Plan Shares shall be liquidated, and their cash value as determined by proration of the Market Sale Price for the relevant sale date shall be remitted by first class mail to the Participant via check at his address of record, minus applicable withholdings and deductions as may be required by law or the Plan. Dividends paid thereafter on Record Shares shall be transmitted via check or, where electronic funds transfer was the Dividend payment method for the terminated Plan Account, via electronic funds transfer.

   SECTION 7.7 SALE UPON PLAN TERMINATION
   --------------------------------------

   In the event that a Participant advises the Administrator of his desire to sell or transfer all or a portion of the ADS Shares allocable to his Plan Account upon termination of the Plan as a whole or in part, he may do so pursuant to the relevant provisions of
   Section 4.1.

   ARTICLE VIII   SELECTION AND ROLE OF ADMINISTRATOR AND INDEPENDENT
   AGENT

   SECTION 8.1 SELECTION OF AN ADMINISTRATOR
   -----------------------------------------

   The Administrator shall be appointed by the Company, which appointment may be revoked by the Company at any time. The Administrator may resign at any time upon completion of the applicable notice period to the Company. In the event that no Administrator is appointed, the Company shall be deemed to be the Administrator for purposes of the Plan. Morgan Guaranty Trust Company of New York shall be the initial Administrator. The appointed or elected officers of the Company shall make such arrangements regarding compensation of the Administrator and reimbursement of expenses as they may from time to time deem reasonable and appropriate.

   SECTION 8.2 AUTHORITY AND DUTIES OF ADMINISTRATOR
   -------------------------------------------------

   The Administrator shall have the authority and responsibility to control and manage the aspects of the operation and administration of the Plan which are denoted herein as its responsibility and such other aspects of operation and administration of the Plan as may be determined by the Company from time to time. The Administrator shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities under the Plan, but in no event shall the Administrator vote or dispose of shares except at the direction of Participants or as otherwise expressly provided in the Plan. Notwithstanding any other provision of the Plan, the Administrator shall not be liable for its inability to buy or sell ADS Shares on behalf of the Plan as a result of the closure of one or more of the markets on which the ADS Shares are traded.

   SECTION 8.3 SELECTION OF INDEPENDENT AGENT
   ------------------------------------------

   The Independent Agent serving in such capacity pursuant to the Plan shall be selected by the Administrator. The Administrator may serve as the Independent Agent, provided it meets the requirements set forth in the Plan definition of Independent Agent. The Administrator shall make arrangements and enter into agreements with the Independent Agent in connection with the activities contemplated by the Plan.

   SECTION 8.4 AUTHORITY AND DUTIES OF INDEPENDENT AGENT
   -----------------------------------------------------

   The Independent Agent shall have the authority and responsibility to control and manage the aspects of the operation and administration of the Plan which are denoted herein as its responsibility and as may be determined by the Administrator from time to time. The Independent Agent shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities under the Plan.

   SECTION 8.5 SELECTION OF NOMINEE
   --------------------------------

   Plan Shares evidenced by book entry on the records of the Administrator shall be registered on the records of the Depositary in the name of the Administrator or a nominee selected by the Administrator; provided that each Participant shall be deemed a Record Shareholder with respect to the whole ADS Shares allocable to his Plan Account on the relevant Record Date for the purpose of determining who is entitled to act as proxy of the Depositary to attend, vote and speak at a meeting of Parent in respect of the Deposited Securities represented by such ADS Shares, as provided in the Deposit Agreement. Any nominee selected by the Administrator must be a Person controlled by the Administrator, with no other duties or responsibilities except to serve as nominee for the Plan Shares so registered.

   SECTION 8.6 AUTHORITY AND DUTIES OF NOMINEE
   -------------------------------------------

   Any nominee used by the Administrator to serve as the Record Shareholder of any ADS Shares shall take no action except at the direction of the Administrator and shall have no independent authority or responsibility with respect to such shares. In no event shall a nominee have the right to vote or to dispose of the ADS Shares registered in its name, except upon receipt of proper instruction from the Administrator reflecting actions directed by Participants in accordance with their rights under Sections 6.1 and 6.2 or as otherwise expressly provided in the Plan.

   ARTICLE IX   MISCELLANEOUS PROVISIONS

   SECTION 9.1 GOVERNING LAW
   -------------------------

   The Plan shall be construed, regulated and administered under the laws of the State of Illinois.

   SECTION 9.2 AGREEMENT BY PARTICIPANTS
   -------------------------------------

   Each Participant, as a condition of participation herein, for himself, his heirs, devisees, legatees, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of the Plan and any subsequent amendments hereto and all actions of Parent, the Company, the Administrator and the Independent Agent hereunder.

   SECTION 9.3 HEADINGS
   --------------------

   The headings and subheadings in this instrument are inserted for convenience and reference only and are not to be used in construing the Plan or any provision thereof.

   SECTION 9.4 ABSENCE OF GUARANTEE
   --------------------------------

   None of Parent, its subsidiaries (including without limitation, the Company), their directors, officers, affiliates, employees or agents, the Administrator nor the Independent Agent in any way (a) guarantees the Plan against loss or depreciation nor the payment or amount of any future Dividends on ADS Shares or (b) shall be liable to any Participant with respect to the price or performance of the ADS Shares held for the Plan unless otherwise required by law.

   SECTION 9.5 LIABILITY
   ---------------------

   None of Parent, its subsidiaries (including without limitation, the Company), their directors, officers, affiliates, employees or agents, the Administrator nor the Independent Agent shall be liable under the Plan for any act performed in good faith or for any good faith omission to act including, without limitation, any claims for liability arising out of (a) the failure to terminate a Plan Account upon a Participant's death absent valid transfer instructions pertaining to the ADS Shares allocable to the subject Plan Account or

   (b) the price at which ADS Shares are purchased or sold for Plan Accounts and the time such purchases or sales are made.

   SECTION 9.6 NO ASSIGNMENT
   -------------------------

   Plan Shares evidenced by book entry on the records of the Administrator may not be assigned or pledged.

   SECTION 9.7 FORMS OF COMMUNICATION
   ----------------------------------

   The Company and the Administrator shall establish the permissible types of communication (i.e. paper, electronic, telephonic) for each Plan transaction.

   SECTION 9.8 OTHER PLANS
   -----------------------

   The Company and the Administrator may establish procedures to integrate participants in other similar plans into the Plan if the securities in such other similar plans are Ordinary Shares and/or ADS Shares and if otherwise appropriate.

   Effective Date of Amendment and Restatement of the Plan: May 1, 2001